UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2011

RADISYS CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-26844	93-0945232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5435 NE Dawson Creek Drive
Hillsboro, Oregon	97124
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (503) 615-1100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 204.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 22, 2011, Radisys Corporation ("Radisys") entered into Amendment No. 1 (the "Amendment") to its Amended and Restated Loan and Security Agreement with Silicon Valley Bank ("SVB") dated November 1, 2011 (as amended, the "Credit Agreement"). The Amendment increases the maximum permitted capital expenditures during the period January 1, 2011 through December 31, 2012 to a total of $20 million for the period from a total of $11 million for 2011 and $8 million for 2012. In addition, the Amendment permits Radisys to repurchase up to $11.5 million of aggregate principal amount of its 2.75% convertible senior notes due 2013.

The foregoing description of the Amendment describes the material changes to the Credit Agreement and does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Amendment, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description
10.1	Amendment No. 1, dated as of December 22, 2011, to Amended and Restated Loan and Security Agreement, dated November 1, 2011, between Radisys and Silicon Valley Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADISYS CORPORATION

RADISYS CORPORATION
Date:	December 22, 2011	By:	/s/ Brian Bronson
Brian Bronson
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 1, dated as of December 22, 2011, to Amended and Restated Loan and Security Agreement, dated November 1, 2011, between Radisys and Silicon Valley Bank.